5.8.00


                                    AGREEMENT

     THIS AGREEMENT ( hereinafter the "Agreement") is made and entered into as of the ___day of May, 2000, by and among AZIMUTH, INCORPORATED ("Azimuth"), a South Carolina corporation having its principal place of business in Charleston, South Carolina; ENVIROMETRICS, INC. ("EVRM"), a Delaware corporation having its principal place of business in Charleston, South Carolina, and sole shareholder of Azimuth; and GAL Services, Inc., a New York corporation having its principal place of business in East Syracuse, New York ("GSI").

Background

     Azimuth is engaged, inter alia, in the business of operating an Industrial Safety and Hygiene laboratory which business is expressly identified and segregated as Azimuth's Laboratory Business (the "Laboratory Business") on Azimuth's internal financial statements; and,

     Azimuth desires to sell, certain assets, and lease others, to GSI, and GSI desires to purchase and lease the said assets from Azimuth, subject to the terms and conditions herein.

Agreement

     In consideration of the mutual promises contained below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I - PURCHASE AND SALE OF ASSETS

     1.01 The Sold Assets. At Closing Azimuth hereby agrees to sell, convey, transfer, assign, set over and deliver to GSI, and GSI agrees to purchase and accept, the following assets (the "Sold Assets"):

     a. The list of current and former Laboratory Business clients (the "Laboratory Business Clients") attached hereto as Exhibit "A";

     b. A license to use the name "Azimuth Laboratories" for so long as may be necessary to effect an orderly transition of the Laboratory Business Clients but not longer than six months from Closing, provided that such license is non-exclusive to the extent that the use of the name "Azimuth" may be used by Azimuth's consultative business so long as such use does not include the term "Laboratory" or "Laboratories"; and, provided further, that Azimuth shall be permitted to retain the name "Azimuth" as its corporate name so long as it adheres to the provisions below regarding noncompetition with GSI;

     c. Those outstanding assignments from Laboratory Business Clients upon which work has begun but which remain unfinished and uninvoiced at Closing, if any ("Work in Process") provided that none of the Work in Process will have been received by Azimuth more than Seven days prior to closing. GSI agrees to assume Azimuth's remaining obligations under such assignments;

     d. All records and files in Azimuth's possession of Laboratory Business Clients which have given Azimuth written instructions to release same to GSI (except that records and files relating to Work in Process and proposals outstanding at Closing will be delivered to GSI at Closing). GSI will keep and maintain such records and files in safekeeping and make them available to Azimuth to the extent Azimuth, or Azimuth's parent, successor or insurance company may require same to respond to future claims.

     No assets which are not explicitly described above are included in the Sold Assets, and specifically excluded are Azimuth's consultative business and the assets, clients, records and business related thereto (collectively, the "Consultative Business"). It is acknowledged by Azimuth that GSI is not assuming any liability of Azimuth other than that expressly described in Section 1.01
(c).

     1.02 Purchase Price. The purchase price for the Sold Assets (the "Purchase Price") shall consist of Twenty-five Thousand Dollars ($25,000.00), payable at Closing.

     1.03 Allocation of Purchase Price. The Purchase Price will be allocated among the various Assets as GSI, in its discretion, may elect, in conformity with GAAP.

     1.05 Closing. The Closing of this Agreement shall be the consummation of all transactions contemplated hereby to be performed at Closing and shall take place at the offices of Azimuth or at such other place as Azimuth and GSI may mutually agree in writing either (a) within two business days of notice by Azimuth to GSI of its readiness to close within two business days, or (b) at 12:00 Noon May 8, 2000, whichever is sooner. GSI will have access to the Laboratory facilities for 7 days after Closing to remove any Leased Assets.

The obligation of GSI to close this transaction is conditioned upon the following:

     (a) the representations and warranties set forth in Section 3.01 shall be true and correct in all material respects at and as of the Closing Date;

     (b) Azimuth shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

ARTICLE II - LEASE OF ASSETS

     At Closing, Azimuth hereby agrees to lease to GSI, and GSI hereby agrees to rent from Azimuth, all of the equipment described in Exhibit "B" attached hereto (the "Leased Assets") upon the following terms and conditions:

     2.01 Rent. The rent (the "Rent") which GSI shall pay to Azimuth for the Leased Assets shall consist of, and be payable according to, the following:

     a. Base Rent, which shall be Ten percent (10%) of all Gross Revenues received by GSI from Laboratory Business Clients during the first two years following Closing except as set forth below. The Base Rent will be paid on the 15th day of each month following GSI's receipt of payment from clients on the applicable revenues. "Gross Revenues" shall be exclusive of any deductions for taxes or any other charges other than costs associated with subcontracted analytical work. GSI shall use its commercially reasonable efforts to acquire the business of Laboratory Business Clients and will perform its obligations to them on a timely basis with a degree of professionalism and skill that meets generally accepted standards of the industry. Such standards will not obligate GSI to maintain an office in South Carolina. Azimuth shall assist GSI in the notification of Laboratory Business Clients of the transaction contemplated hereby. GSI's obligations to pay Base Rent shall terminate if and when the Base Rent paid into escrow (as provided below) and to Azimuth cumulatively (the "Cumulative Base Rent") equals Forty Thousand Dollars ($40,000.00) per year during each of the two years following the Closing Date. If at the end of such two year period the Cumulative Base Rent is less than $30,000.00, GSI shall continue to pay into escrow and/or to Azimuth, as required by Section 2.02 below, ten percent (10%) of Gross Revenue received from Laboratory Business Clients over the five years following such two year period until such Cumulative Base Rent equals $30,000.00. If the Cumulative Base Rent at the end of such seven years is less than $30,000 (the "Minimum Base Rent"), GSI shall pay the difference between the Minimum Base Rent and the Cumulative Base Rent into escrow and/or to Azimuth, as required by Section 2.02 below, in one lump sum payment at that time, unless the Minimum Base Rent requirement has been eliminated as provided in Section 2.02 below.

     b. Additional Rent, consisting of (i) twenty-five per cent (25%) of Gross Revenues received by GSI on non-Lead analysis Work in Process and (ii) ten per cent (10%) of Gross Revenues received by GSI on Lead analysis Work in Process, both payable monthly as above.

     2.02 Liens. The parties acknowledge that the Leased Assets are subject to security interests of the U. S. Small Business Administration (the "Liens") evidenced by UCC 1 Financing Statements ## 90-026761, continued at 95-0217 and 90-026762, continued at 95-0217 on file with the Secretary of State of the State of South Carolina. Notwithstanding anything to the contrary herein, so long as the Liens are outstanding, GSI will pay all Rent into escrow with the law firm of Wood and Smith, P.C., Syracure, New York as escrow agent. If a proceeding is commenced to foreclose either or both of the Liens, Azimuth shall be required to offer to the lienholder, prior to the seizure of any of the Leased Assets, all of the funds then in the escrow account, up to a maximum of $35,000.00, in exchange for termination of the Liens. If the lienholder refuses such offer and seizes the Leased Assets and the funds then in escrow are equal to or greater than $35,000.00, then the escrow will terminate, and: (a) GSI will receive the first $35,000.00 of the escrowed funds; (b) Azimuth will receive the balance;
(c) thereafter,  Rent will be paid directly to Azimuth according to the terms of
Section 2.01 above. If the lienholder refuses such offer and seizes the Leased Assets and the funds then in escrow are less than $35,000.00, then the escrow will terminate, and: (a) GSI will receive all of the escrowed funds; (b) ensuing Rent will accrue to the account of GSI until it, together with the escrowed funds paid to GSI, equals $35,000.00; and, (c) thereafter, Rent will be paid directly to Azimuth according to the terms of Section 2.01 above; except that
(d) the Minimum Base Rent requirement will be extinguished.

     Upon termination of the Liens, at GSI's election, (a) the lease of the Leased Assets provided for herein shall remain in effect until the last rental payment due thereunder, upon which title to the Leased Assets will pass to GSI; or, (b) title to the Leased Assets will thereupon pass to GSI upon its payment of $1.00 to Azimuth, and all ensuing rental payments to Azimuth will become referral fees. At Closing, Azimuth will deposit a Bill of Sale for the Leased Assets in the form attached hereto as Exhibit C which will be released to GSI when title to the Leased Assets passes to GSI.

     2.03 Condition of Assets; Net Lease. The Leased Assets are leased "as is" and "where is," and Seller makes no express or implied representation or warranty whatever in regard thereto, including warranty of merchantability, fitness for a particular purpose or any other warranty of any nature, all which are hereby expressly disclaimed by Seller to the extent permitted by the laws of the State of South Carolina. The lease of the Leased Assets shall be absolutely net to Azimuth. Any expenses in connection with the Leased Assets, including all maintenance, repairs, taxes (except year 2000 ad valorem taxes as set forth in Section 3.01 below) and insurance, and there shall be no deduction or setoff of any nature against the Rent except as may be expressly set forth herein.

     2.04 Security Agreement. The obligations of GSI hereunder will be secured by a first security interest in the accounts receivable from Laboratory Business Clients and the proceeds therefrom. At Closing, Purchaser shall execute a security agreement in favor of EVRM containing the foregoing terms, as well as such other terms and provisions as are usual and customary in such security agreements in addition to a UCC-1 Financing Statement containing the requisite information regarding the security interest.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

     3.01 Representations and Warranties of Azimuth. For purposes of this Agreement the terms "Sold Assets" and "Leased Assets" shall be referred to collectively as the "Assets." Azimuth hereby represents and warrants to GSI, which warranties shall be true and correct on the Closing Date, as follows:

     a. Formation and Organization. Azimuth is a corporation duly formed and validly existing and in good standing under the laws of the State of South Carolina.

     b. Authority, Binding Effect. Azimuth has the authority to own property and carry on business, to execute and deliver this Agreement and the other instruments and documents required or contemplated hereby, to perform the obligations hereunder, and to consummate this Agreement. This Agreement has been duly executed and delivered by Azimuth and constitutes a legal, valid, and binding obligation enforceable in accordance with its terms as will any other documents required or contemplated hereby to be executed by Azimuth, subject only to its ratification by Azimuth's and EVRM's Boards of Directors.

     c. Title to the Assets. Azimuth has good and marketable title to the Sold and Leased Assets, and at Closing, they shall be free and clear of all liens, claims, encumbrances, charges, restrictions and other burdens, except as disclosed in this Agreement; provided, that any file or record referred to in Section 1.01 (e) above will be conveyed to GSI when such written instructions therefor are received by Azimuth, for a period of Ninety (90) days following Closing. After that time Azimuth shall have no further obligation to GSI in this regard.

     d. Right to Use of Name. Azimuth has good title and possesses complete ownership of the trade name "Azimuth," free and clear of any claims, charges, liens, encumbrances or restrictions which would interfere with Azimuth's obligations hereunder.

     e. Absence of Violations, Compliance. To the best of the knowledge of Azimuth, after diligent inquiry, the use of the Assets in its Laboratory
     Business does not constitute a violation of any applicable zoning, building, environmental or other ordinances, regulations, codes or other laws. Azimuth complies in all material respects with all other laws applicable to it and its business, properties and relationships including without limitation any negligent, or wrongful acts or omissions arising on or before the Closing and, at Closing, will have complied with any applicable bulk transfer laws.

     f. Consents. No third party consent or agreements of any party, judicial, governmental, creditor, lender or otherwise, is necessary for the execution and delivery of this Agreement and the other instruments and documents required or contemplated hereby.

     g. Litigation. There is no litigation, claim, arbitration, governmental investigation or other proceeding pending or threatened which affects the Assets or which may impair the ability of Azimuth to perform the obligations contained in this Agreement.

     h. Payment of Taxes and Proration. Azimuth has properly filed all returns that are required to be filed by it which relate to the Assets with any government authority, and all taxes, fees, and other governmental charges related thereto have or will be paid by Azimuth except the personal property taxes related to the Assets which are due in December, 2000 and which shall be paid by Azimuth.

     i. Indemnity of GSI. Azimuth hereby indemnifies and holds GSI harmless from any claims of any nature related to or arising out of: (i) any liabilities of Azimuth; (ii) any responsibility for the disposal of any waste or hazardous chemicals, including all costs and attorneys fees in connection therewith,

     j. Financial Statements. The financial statements of the Laboratory Business attached hereto as Exhibit "D" are true and correct, and none of the assets contained in the most recent balance sheet thereof has been sold or otherwise conveyed by Azimuth; nor has Azimuth or EVRM made a distribution or paid a dividend within the past twelve months.

     k. Material Accuracy. None of the agreements, covenants, representations or warranties contained in this Agreement or in any Exhibit hereto pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     3.02 Representations and Warranties of GSI. GSI hereby represents and warrants to Azimuth as follows:

     a. Formation and Organization. GSI is a corporation duly formed and validly existing and in good standing under the laws of the State of New York.

     b. Authority, Binding Effect. GSI has the authority to own property and carry on business, to execute and deliver this Agreement and the other instruments and documents required or contemplated hereby, to perform the obligations hereunder, and to consummate this Agreement. This Agreement has been duly executed and delivered by GSI and constitutes a legal, valid, and binding obligation enforceable in accordance with its terms as will any other documents required or contemplated hereby to be executed by GSI subject only to ratification by GSI's Board of Directors.

     c. Litigation. There is no litigation, claim, obligation, proceeding, investigation pending or threatened or any other thing which may impair GSI's ability to perform any of its obligations contained in this Agreement.

ARTICLE IV - COVENANTS

     4.01 Covenants of Azimuth.

     a. Documents at Closing. At Closing, Azimuth will provide the following documents to GSI:

          (i) Bills of Sale for the Sold Assets and the Leased Assets, the latter of which is to be deposited with the said escrow agent;

          (ii) Ratification of this Agreement by Azimuth's and EVRM's Board of Directors and appropriate authorizations of its signatories, and such other authorizations as may be required to validate the transactions contemplated hereby;

          (iii) Written opinion of Azimuth's counsel in the form attached hereto as Exhibit "E";

     b. Noncompetition. For a period of Three (3) years following Closing within the State of South Carolina, neither Azimuth nor EVRM shall, directly or indirectly, (i) engage in the Industrial Safety and Hygiene laboratory business; (ii) solicit in competition with GSI any Laboratory Business Clients or accept business from any of them in competition with GSI; or
     (iii) without the consent of GSI, solicit any person who is or has been employed by GSI or encourage any such person to leave the employ of GSI.

     c. Notwithstanding any provision herein to the contrary:

          (i) Nothing herein is intended, nor shall it be deemed, to impair Azimuth's continued engagement in the Consultative Business, including the performance of consultative services for Laboratory Business Clients.

          (ii) Should Azimuth convey all or any portion of the Consultative Business, it will acquire a noncompetitive agreement from the purchaser(s) in such transaction preventing such purchaser(s) from competing with the Laboratory Business in South Carolina for a three year period and which will include a provision permitting Azimuth to assign the right to enforce such provision. Azimuth hereby assigns its rights to enforce such provision to GSI, effective at Closing.

     4.02 Covenants of GSI.

     a. Noncompetition. For a period of Three (3) years following Closing within the State of South Carolina, GSI shall not, directly or indirectly; (i) engage in any business competitive with an Industrial Safety and Hygiene consultative business; (ii) solicit in competition with the Consultative Business any Consultative Business Clients or accept Industrial Safety and Hygiene consulting business from any of them; or (iii) without the consent of Azimuth, solicit any person who is or has been employed by the Consultative Business or a purchaser thereof or encourage any such person to leave the employ thereof.

     b. Reporting. GSI shall submit to EVRM at the beginning of each month following Closing a report of receivables and receipts from Laboratory Business Clients for the preceding month, each of which shall include: copies of all invoices to, and a breakdown of all receipts from, Laboratory Business Clients for the preceding month; a breakdown of GSI's payments of Rent for the preceding month; and such other information as EVRM may reasonably request. EVRM or its representatives may inspect all records related to GSI's revenues at any time during normal business hours upon 2 days notice.

ARTICLE V - MISCELLANEOUS

     For purposes of this Article V, the word "party" shall be deemed to include EVRM and Azimuth jointly and severally, as the applicable context may require, on the one hand, and GSI on the other.

     5.01 Survival of Representations.  The following shall survive the Closing:
(a) all representations and warranties contained herein; (b) all provisions containing covenants to be performed subsequent to the Closing.

     5.02 Injunctive Relief; Costs of Actions. The parties agree that failure by GSI on the one hand, or Azimuth or EVRM on the other, to comply with the provisions of 4.02(a) or Section 4.01(b) of this Agreement, respectively, will cause irreparable damage to the other party that may not be compensated adequately by monetary damages. Accordingly, the parties agree that, in the event of breach or threatened breach of the terms of either provision, the non-defaulting party shall be entitled to injunctive or other preliminary or equitable relief in addition to such other remedies as may be available to it for such breach or threatened breach, including damages. In the event of any action at law or in equity to enforce the provisions of this Agreement, the unsuccessful party shall pay to the other all costs and expenses so incurred, including attorneys' fees.

     5.03 Brokerage Fees. The parties each represent and warrant that no statement or representation has been made to anyone which would incur liability for any broker's or finder's fees or commissions payable in connection with this Agreement. If any finder's fee or brokerage or other commission is claimed by any person to be due on the basis of any statement or representation alleged to have been made by any party, that party alleged to have so made the statement or representation shall indemnify and hold harmless the other party from and reimburse the other party for any loss, cost, expense, or liability in connection with any such claim.

     5.04  Expenses.  The  parties  shall  pay their own  expenses  incurred  in
connection   with  this   Agreement,   including  the  fees  of  any  attorneys,
accountants, consultants or others engaged by them.

     5.05 Notices. All notices and other communications to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         a. If to Azimuth or EVRM: Envirometrics, Inc.
                                   9229 University Blvd.
                                   Charleston, SC  29406
         b. If to GSI:
                                   GAL Services, Inc. d/b/a/ Galson Laboratories 6601 Kirkville Road
                                   East Syracuse, NY 13057-0369

Communications sent by other means shall be deemed operative only upon actual receipt. Addresses may be changed by either party upon written notice to the other given as provided herein.

     5.06 Binding Effect. All of the terms of this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

     5.07 Assignment. This Agreement may not be assigned by either party without the consent of the other party, whose consent will not be unreasonably withheld; provided, Azimuth may assign its rights to enforce the provisions of Section
4.02 above to a purchaser of the Consultative Business, including the enforcement rights set forth in Section 5.02 above.

     5.08 Choice of Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina without regard to its conflicts of laws provisions.

     5.09 Waiver. The waiver of any right under this Agreement by any party hereto in any particular instance or instances shall not, unless so specified by such party, be construed as or constitute a continuing waiver.

     5.10 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties. There are no representations or warranties made by any party hereto and relied upon by any other party hereto except as set forth herein.

     5.11 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not be affected thereby.

     5.12 Amendment. This Agreement may not be amended or supplemented except by a writing signed by the party against whom such amendment or supplementation is sought to be enforced.

     5.13 Parties. The terms "EVRM," "Azimuth" and "GSI" herein shall mean and include any successors-in-interest of either party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized signatories as of the date first above written.

                                  Azimuth, Incorporated  'Azimuth'

__________________________        By: ________________________________
Witness                           Walter H. Elliott III, Chief Executive Officer

                                  Envirometrics, Inc.    'EVRM'
__________________________        By: ________________________________
Witness                           Walter H. Elliott III, Chief Executive Officer

                                  GAL Services, Inc. d/b/a/ Galson Laboratories
                                  'GSI'
__________________________        By:_________________________________
Witness                           F. Joseph Unangst, President